UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

HENRY SCHEIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

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HENRY SCHEIN, INC.

135 DURYEA ROAD

MELVILLE, NEW YORK 11747

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2013

This proxy statement supplement, dated April 16, 2013, relates to the definitive proxy statement filed by Henry Schein, Inc. (“the Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2013 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the 2013 Annual Meeting of Stockholders to be held at 12:30 p.m., on Tuesday, May 14, 2013 at The Carlyle Hotel, 35 East 76th Street, New York, New York 10021, or any adjournment or postponement thereof (the “Annual Meeting”). This supplement is being filed with the SEC and is being made available to stockholders on April 16, 2013.

The purpose of this supplement is to correct the mathematical calculation of the increased aggregate share reserve under the Henry Schein, Inc. 1994 Stock Incentive Plan, as amended from time to time, which will be renamed the Henry Schein, Inc. 2013 Stock Incentive Plan, upon approval by the stockholders of the Company (the “1994 Stock Incentive Plan”), in “Proposal 3: Amendment and Restatement of Henry Schein, Inc. 1994 Stock Incentive Plan” in the Proxy Statement. After the 4,150,000 share increase, the aggregate share reserve under the 1994 Stock Incentive Plan will be 31,229,270 (not 27,929,270, the number that appears on pages 44, 45 and B-6 of the Proxy Statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1994 STOCK INCENTIVE PLAN.

Voting Information and Procedures

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you wish to change your vote before the Annual Meeting, you may revoke your proxy by sending a written notice of revocation or another signed proxy with a later date to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747 before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person.